                                                                   EXHIBIT 4.12


[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CORPORATION (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.9 OF THE INDENTURE (AS DEFINED BELOW).]*

---------

* Include only on a Global Note.


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No.                                                            $
   ---------                                                    ---------------

                        MARTIN MARIETTA MATERIALS, INC.

                                     6.875%

                             Note Due April 1, 2011

                                                                CUSIP 573284AG1

MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation, for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _______________________________________________
($________________) on April 1, 2011.



         Interest Payment Dates:            April 1 and October 1, commencing
                                            October 1, 2001

         Record Dates:                      March 15 and September 15

Additional Provisions of this Note are set forth on the following pages of this Note.

Attest:           [SEAL]                    MARTIN MARIETTA MATERIALS, INC.



                                            By:
---------------------------------              --------------------------------
Secretary                                      Chief Executive Officer

Dated:

Authenticated:

This is one of the Securities of
the series designated herein and
referred to in the within-named
Indenture.

FIRST UNION NATIONAL BANK,
    as Trustee



By:
   ------------------------------
   Authorized Officer


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                        MARTIN MARIETTA MATERIALS, INC.

                                     6.875%

                             NOTE DUE APRIL 1, 2011

         1. Interest. Martin Marietta Materials, Inc., a North Carolina corporation (the "Corporation"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Corporation will pay interest semi-annually on April 1 and October 1 of each year, commencing on October 1, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from March 30, 2001. Unless otherwise specified, interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. Except as described above, the Corporation will pay interest on the Securities of this series (except defaulted interest, which shall be paid as set forth below) to the persons who are registered holders of the Securities at the close of business on the record date for the next interest payment date even though the Securities are cancelled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee for the Securities, notice whereof shall be given to the Holders of Securities not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Holders must surrender the Securities to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in the money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest on Securities (other than Global Securities) by its check payable in such money. It may mail any such interest check to a holder's registered address. All payments of principal and interest with respect to the Global Securities will be made by the Corporation in immediately available funds. To the extent lawful, the Corporation shall pay interest on overdue principal at the rate borne by the Securities and it shall pay interest on overdue installments of interest at the same rate.

         3. Paying Agent and Registrar. Initially, First Union National Bank ("Trustee"), Corporate Trust Division, 401 South Tryon Street, 12th Floor, Charlotte, North Carolina 28288-1179, will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its Subsidiaries (as defined in the Indenture) may act as Paying Agent, Registrar or co-registrar.

         4. Indenture. The Corporation issued the Securities under an Indenture dated as of December 7, 1998 ("Indenture"), between the Corporation and the Trustee, as supplemented by the resolutions of the Corporation dated March 27, 2001. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) ("Act"). The Securities are subject to


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all such terms, and holders are referred to the Indenture, all applicable supplemental indentures and the Act for a statement of those terms. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of a series of the Securities designated on the face hereof, limited in aggregate principal amount of $250,000,000 (except as otherwise provided in the Indenture).

         5. Redemption. The Securities of this series will be redeemable at the option of the Corporation, in whole at any time or in part from time to time, on at least 30 days but not more than 60 days prior written notice mailed to the registered holders thereof, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed or (ii) the sum, as determined by the Quotation Agent (as defined herein), of the present values of the principal amount of the Securities to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to the maturity date of the Securities to be redeemed, exclusive of interest accrued to the redemption date (the "Remaining Life"), discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate (as defined herein) plus 25 basis points plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

         If money sufficient to pay the redemption price of and accrued interest on all the Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such Securities (or such portion thereof) called for redemption.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

         "Comparable Treasury Price" means, with respect to any redemption date, the average of two Reference Treasury Dealer Quotations for such redemption date.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation.

         "Reference Treasury Dealer" means Chase Securities Inc. and its successors; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal


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amount) quoted in writing to the Trustee by such Reference Treasury Dealer at
5:00 p.m., New York City time, on the third business day preceding such redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         6. Denominations; Transfer; Exchange. The Securities of this series are in registered form without coupons in denominations of $1,000 and any multiple of $1,000. A holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Also, it need not transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or before an interest payment date.

         7. Persons Deemed Owners. The registered holder of this Security may be treated as the owner of it for all purposes, and neither the Corporation, the Trustee, nor any Registrar, Paying Agent or co-registrar shall be affected by notice to the contrary.

         8. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Corporation at its request. After that, holders entitled to unclaimed money must look only to the Corporation and not the Trustee for payment unless an abandoned property law designates another person.

         9. Defeasance. The Indenture contains provisions for defeasance at any time of the entire principal of the Securities of any series upon compliance by the Corporation with certain conditions set forth therein.

         10. Amendment; Supplement; Waiver. Subject to certain exceptions as therein provided, the Indenture or the Securities may be amended or supplemented with the consent of the holders of not less than a majority in principal amount of the Securities of each series affected, and, subject to certain exceptions and limitations as provided in the Indenture, any past default or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the Securities. Without the consent of any holder, the Indenture or the Securities may be amended or supplemented, for among other reasons, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not materially adversely affect the rights of any holder. Without the consent of any holder, the Trustee may waive compliance with any provision of the Indenture or the Securities if the waiver does not materially adversely affect the rights of any holder.

         11. Restrictive Covenants. The Indenture does not limit unsecured debt of the Corporation or any of its Subsidiaries. It does limit certain mortgages, liens and sale-leaseback


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transactions. The limitations are subject to a number of important qualifications and exceptions. Once a year the Corporation must report to the Trustee on compliance with the limitations.

         12. Successors. When a successor entity assumes all the obligations of the Corporation or its successors under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

         13. Defaults and Remedies. An Event of Default is: default for 30 days in payment of any interest on the Securities of this series; default in payment of any principal on the Securities of this series; failure by the Corporation for 90 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series and accrued interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in the interests of such holders.

         14. Trustee Dealings with the Corporation. First Union National Bank, the Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from and perform services for the Corporation or any of its affiliates, and may otherwise deal with the Corporation or its affiliates as if it were not Trustee.

         15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Securities.

         16. Authentication. This Security shall not be valid until the Trustee or other Authenticating Agent manually signs the certificate of authentication on this Security.

         17. Abbreviations. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

         18. Miscellaneous. This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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         The Corporation will furnish to any holder upon written request and without charge a copy of the Indenture. Requests may be made to: Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, North Carolina 27607-3033
Attention: Secretary.

-------------------------------------------------------------------------------
I or we assign and transfer to

         Insert social security or other identifying number of assignee

                    [                                      ]

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-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)


Dated:
      -------------------------------------------------------------------------

Signed:
       ------------------------------------------------------------------------
       (Sign exactly as name appears on the front page of this Note)

Signature Guarantee:
                    -----------------------------------------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Act of 1934, as amended.


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